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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 24, 2004 relating to the financial statements of Open Solutions Inc. and our report dated August 18, 2003 relating to the financial statements of Liberty FiTech Systems, Inc., which each appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
April 30, 2004